Exhibit 19.1

SLM Student Loan Trust 2004-7

Officer’s Certificate of the Servicer

Annual Statement of Compliance

As of December 31, 2004

TO:	Indenture Trustee	Eligible Lender Trustee
	Deutsche Bank Trust Company Americas	Chase Manhattan Bank USA, National Association
	60 Wall Street, 26th Floor, Mailstop NYC60-2606	Christiana Center/OPS4, 500 Stanton Christiana Road
	New York, New York 10005	Newark, Delaware 19713
	Attn: Trust & Securities Services/Structured Finance Services	Attn: Corporate Trust Department

JP Morgan Chase Bank
4 New York Plaza
New York, New York 10004
Attn: Structured Finance Services

Pursuant to Section 3.2 of the Administration Agreement (the “Agreement”), we hereby certify that (i) a review of the activities and performance of the Servicer from January 1, 2004 through December 31, 2004 under this Agreement and under the Servicing Agreement dated as of July 28, 2004 has been made under our supervision, and (ii) to the best of our knowledge, the Servicer has fulfilled its obligations in all material respects under the Agreement and under the Servicing Agreement throughout such period.

SALLIE MAE Inc., as Servicer

12061 Bluemont Way

Reston, Virginia 20190

/s/ Robert A. Crawford
Robert A. Crawford, Senior Vice President and Controller

/s/ C. E. Andrews
C. E. Andrews, Executive Vice President, Accounting and Risk Management

12061 Bluemont Way

Reston, VA 20190

Michele Voon

Deutsche Bank Trust Company Americas

60 Wall Street

26th Floor MS NYC60-2606

New York, NY 10005

John Cashin

Chase Manhattan Bank USA, NA

500 Stanton Christiana Rd, 3rd Floor/OPS4

Newark, DE 19713

SLM TRUST 1996-1	SLM TRUST 1999-2	SLM TRUST 2002-2
SLM TRUST 1996-2	SLM TRUST 1999-3	SLM TRUST 2002-3
SLM TRUST 1996-3	SLM TRUST 2000-1	SLM TRUST 2002-4
SLM TRUST 1996-4	SLM TRUST 2000-2	SLM TRUST 2002-4
SLM TRUST 1997-1	SLM TRUST 2000-3	SLM TRUST 2004-4
SLM TRUST 1997-2	SLM TRUST 2000-4	SLM TRUST 2004-5
SLM TRUST 1997-3	SLM TRUST 2001-1	SLM TRUST 2004-6
SLM TRUST 1997-4	SLM TRUST 2001-2	SLM TRUST 2004-7
SLM TRUST 1998-1	SLM TRUST 2001-3	SLM TRUST 2004-8
SLM TRUST 1998-2	SLM TRUST 2001-4	SLM TRUST 2004-9
SLM TRUST 1999-1	SLM TRUST 2002-1	SLM TRUST 2004-10

Pursuant to Section 3.2 of the Administration Agreement (the “Agreement”), we, the undersigned, hereby certify that (i) a review of the activities and performance of the Administrator from January 1, 2004 through December 31, 2004 has been made under our supervision and (ii) to the best of our knowledge, based on such review, the Administrator has fulfilled its obligations in all material respects under the Agreement throughout such period.

/s/ Gregory A. Swartz	/s/ J. Lance Franke
Gregory A. Swartz, Managing Director,	J. Lance Franke, Sr. Vice President
Corporate Finance Operations	Corporate Finance
SallieMae, Inc.	SallieMae, Inc.

cc:	Chase Manhattan Bank USA, N.A.
Eligible Lender Trustee